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                         [LOGO OF MIDWAY(R) AIRLINES]


FOR IMMEDIATE RELEASE                                             Media Contact:
                                                          Robert R. Ferguson III
                                                               President and CEO
                                                                  (919) 595-6003
                         Midway Airlines' Common Stock
                            to be Delisted by Nasdaq

     RALEIGH-DURHAM, N.C. - September 7, 2001 - Midway Airlines Corporation today announced that due to its August 13/th/ filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code, it no longer complies with the requirements for the continued listing of its common stock (MDWYQ) on the Nasdaq National Market. The common stock will therefore be delisted from trading effective September 8, 2001. Trading on the stock has been halted since the August 13/th/ reorganization filing.

     Due to the uncertainties surrounding the value of the common stock post-reorganization, the company has no plans to list the securities for trading on another exchange at this time. However, independent brokers may seek to create a market for the company's common stock in over-the-counter markets such as the OTC Bulletin Board(R) or the Pink Sheets(R), although the company is not currently aware of any efforts to do so. Market makers do not need the company's cooperation to make a market in its securities.

                                     -END-
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MIDWAY AIRLINES CORPORATION


                                    By:  /s/ Steven Westberg
                                        --------------------------
Dated: September 10, 2001                  Steven Westberg
                                           Executive Vice President